                                                                     EXHIBIT 3.1

                               NOTICE OF ARTICLES
                                       OF
                            DAUGHERTY RESOURCES, INC.
             (Under the British Columbia Business Corporations Act)

                          MINISTRY OF FINANCE           TRANSITION APPLICATION
[BRITISH COLUMBIA LOGO]   Corporate and Personal
                          Property Registries           FORM 43 - BC COMPANY
                          WWW.FIN.GOV.BC.CA/REGISTRIES  Section 437 Business
                                                        Corporations Act
--------------------------------------------------------------------------------
A.    INCORPORATION NUMBER OF COMPANY

      186138

--------------------------------------------------------------------------------
B.    NAME OF COMPANY

      Enter the name of the company applying for transition.
      Daugherty Resources, Inc.

--------------------------------------------------------------------------------
C.    CERTIFIED CORRECT - I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING   SIGNATURE OF AUTHORIZED SIGNING       DATE
AUTHORITY FOR THE COMPANY       AUTHORITY FOR THE COMPANY          SIGNED
   William S. Daugherty          "William S. Daugherty"         May 25, 2004

--------------------------------------------------------------------------------
                               NOTICE OF ARTICLES
--------------------------------------------------------------------------------

A.    NAME OF COMPANY

      Set out the name of the company. The name must be the name that the company had immediately before the time of this filing.
      DAUGHERTY RESOURCES, INC.

--------------------------------------------------------------------------------
B.    TRANSLATION OF COMPANY NAME

      Set out every translation of the company name that the company intends to use outside of Canada, or if none, enter "not applicable". N/A

C.    DIRECTOR NAME(S) AND ADDRESS(ES)

      Set out the name and prescribed address of each individual who was, immediately before the time of this filing, a director of the company. A prescribed address for a director is the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days. If there is no office at which the individual can usually be served with records during these hours, enter the delivery address and mailing address, if different, of the individual's residence. Before this form can be filed, the company must ensure that immediately before the transition application is submitted to the registrar for filing, the information in the corporate register respecting the directors of the company is correct. Attach an additional sheet if more space is required.
--------------------------------------------------------------------------------

     FULL NAME
INCLUDING MIDDLE NAME,              DELIVERY ADDRESS                   MAILING ADDRESS
   IF APPLICABLE                 INCLUDING POSTAL CODE              INCLUDING POSTAL CODE
-------------------------------------------------------------------------------------------
Charles L. Cotterell            801 - 478 Pearl St.               801 - 478 Pearl St.
                                Burlington, ON  L7R 2N3           Burlington, ON  L7R 2N3

William S. Daugherty            201 - 120 Prosperous Pl.          201 - 120 Prosperous Pl.
                                Lexington, KY, USA  40509         Lexington, KY, USA  40509

James K. Klyman                 207 - 6111 Cambie St.             207 - 6111 Cambie St.
                                Vancouver, BC  V5Z 3B2            Vancouver, BC  V5Z 3B2

--------------------------------------------------------------------------------
D.    REGISTERED OFFICE ADDRESSES

      Set out the delivery and mailing addresses of the office that was the registered office of the company immediately before the time of this filing.

      DELIVERY ADDRESS OF THE COMPANY'S REGISTERED OFFICE (INCLUDING POSTAL
      CODE)

      700 - 625 Howe St., Vancouver, BC V6C 2T6

--------------------------------------------------------------------------------
      MAILING ADDRESS OF THE COMPANY'S REGISTERED OFFICE (INCLUDING POSTAL CODE)

      700 - 625 Howe St., Vancouver, BC V6C 2T6

--------------------------------------------------------------------------------
E.    RECORDS OFFICE ADDRESSES

      Set out the delivery and mailing addresses of the office that was the registered office of the company immediately before the time of this filing.

      DELIVERY ADDRESS OF THE COMPANY'S RECORDS OFFICE (INCLUDING POSTAL CODE)

      700 - 625 Howe St., Vancouver, BC V6C 2T6

--------------------------------------------------------------------------------
      MAILING ADDRESS OF THE COMPANY'S RECORDS OFFICE (INCLUDING POSTAL CODE)

      700 - 625 Howe St., Vancouver, BC V6C 2T6

--------------------------------------------------------------------------------
F. PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the Business Corporations Act)

      [X] Pre-existing Provisions apply to this company.

--------------------------------------------------------------------------------
G.    AUTHORIZED SHARE STRUCTURE

      Set out the authorized share structure of the company. The information set out must reflect the information that was contained in the company's memorandum or articles immediately before the time of this filing. Attach an additional sheet if more space is required.

      For each class or series of shares please RE-STATE the information contained in the company's memorandum or articles.

      -     The identifying name of each class or series of its shares.

      - The maximum number of shares of the class or series of shares that the company is authorized to issue.

      - The kind of shares of the class or series of shares - state whether the shares are without par value or with par value - if with par value, state the amount of the par value, in Canadian dollars.

      - Whether or not there are special rights or restrictions attached to the shares of the class or series of shares

                                                                                      Are there special
                        Maximum number of shares                                          rights or
                        of this class or series                                         restrictions
                           of shares that the                                          attached to the
                        company is authorized to    Kind of shares of this class    shares of this class
                                 issue                  or series of shares         or series of shares?
Identifying name of     ------------------------    ----------------------------    --------------------
class or series of      MAXIMUM NUMBER OF SHARES                      TYPE OF
      shares                   AUTHORIZED             PAR VALUE      CURRENCY              YES/NO
-------------------     ------------------------      ---------      --------       --------------------
      common                  100,000,000              Without                              Yes

     preferred                  5,000,000              Without                              Yes